                                                                    EXHIBIT 12.1

                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

                                                                 NINE MONTHS
                                                                    ENDED
                                                              SEPTEMBER 30, 1999
                                                              ------------------
Earnings before fixed charges:
     Income from continuing operations before income
      taxes.................................................         $281
     Interest and debt expense..............................          225
     Interest portion of rental expense.....................           12
                                                                     ----
Earnings before fixed charges...............................         $518
                                                                     ====
Fixed charges:
     Interest and debt expense..............................         $225
     Interest portion of rental expense.....................           12
                                                                     ----
          Total fixed charges...............................         $237
                                                                     ====
Ratio of earnings to fixed charges..........................          2.2
                                                                     ====